Exhibit 99.1

Freescale Semiconductor Announces Third Quarter 2009 Results

AUSTIN, Texas--(BUSINESS WIRE)--October 22, 2009--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the third quarter ended October 2, 2009.

Highlights for the third quarter include:

  Net sales of $893 million;
  Trailing 12 month Adjusted EBITDA of $445 million;
  Cash and cash equivalents of $1.33 billion at October 2, 2009.

“Third quarter results represent very strong execution on the part of the Freescale team,” said Rich Beyer, Chairman and CEO. "Revenues in our core businesses grew sequentially, operating profitability improved significantly and we ended the quarter with more than $1.3 billion in cash.”

Operating Results

Net sales for the third quarter of 2009 were $893 million, compared to $824 million in the second quarter of 2009 and $1.41 billion in the third quarter last year. The year over year sales decline was attributable to the company’s decision in 2008 to exit its cellular handset business as well as the challenging macroeconomic environment.

The reported loss from operations for the three months ended October 2, 2009, inclusive of $91 million of reorganization costs, was $261 million, compared to a loss of $345 million in the second quarter and a loss of $3.37 billion in the third quarter of 2008.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended October 2, 2009 were $12 million compared to a loss of $75 million in the second quarter of 2009 and profit of $191 million for the same period last year.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) was $119 million for the third quarter of 2009, compared to $38 million in the second quarter of 2009 and $322 million for the third quarter last year.

Descriptions of adjusted gross margin, EBITDA, Adjusted EBITDA and adjusted operating earnings/loss, free cash flow and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the third quarter of 2009 are as follows:

  Microcontroller net sales were $291 million in the third quarter of 2009, compared to $238 million in the second quarter of 2009 and $408 million in the third quarter of 2008.
  RF, Analog and Sensor net sales were $208 million in the third quarter of 2009, compared to $201 million in the second quarter of 2009 and $261 million in the third quarter of 2008.
  Networking and Multimedia net sales were $234 million in the third quarter of 2009, compared to $216 million in the second quarter of 2009 and $307 million in the third quarter of 2008.
  Cellular net sales were $122 million in the third quarter of 2009, compared to $138 million in the second quarter of 2009 and $344 million in the third quarter of 2008.
  Other net sales were $38 million in the third quarter of 2009 compared to $31 million in the second quarter of 2009 and $89 million in the third quarter of 2008.

Third Quarter Business Reorganization

The company recorded $91 million of reorganization costs, inclusive of approximately $31 million in severance charges associated with additional actions undertaken by the company in the third quarter. As previously reported in prior quarters, the company has been implementing a series of restructuring actions to streamline its cost structure, reduce its breakeven and re-direct some research and development investments into higher growth markets. Total severance and related cash requirements associated with these actions, inclusive of all actions to date, total approximately $300 million with expected corresponding annualized savings of approximately $800 million.

Financial Position

Cash and cash equivalents were $1.33 billion on October 2, 2009, compared to $1.31 billion on July 3, 2009.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on October 22, 2009. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. Freescale is one of the world's largest semiconductor companies with 2008 sales of $5.2 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2009.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	October 2,	July 3,	September 26,
	2009	2009	2008

Net sales	$893	$824	$1,409
Cost of sales	626	631	821
Gross margin	267	193	588
Selling, general and administrative	122	123	166
Research and development	193	211	293
Amortization expense for acquired intangible assets	122	122	272
Reorganization of businesses, contract settlement and other	91	82	(139)
Impairment of goodwill and intangible assets	-	-	3,368
Merger expenses	-	-	2
Operating loss	(261)	(345)	(3,374)

Gain on extinguishment of long-term debt	4	21	-
Other expense, net	(142)	(135)	(173)
Loss before income taxes	(399)	(459)	(3,547)
Income tax expense (benefit)	11	25	(66)
Net loss	$(410)	$(484)	$(3,481)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	October 2,	July 3,	September 26,
	2009	2009	2008

Adjusted gross margin	$323	$255	$645
Incremental depreciation and amortization expense	56	62	57
Gross margin	$267	$193	$588

Adjusted operating earnings (loss)	$12	$(75)	$191
Incremental depreciation and amortization expense	60	66	63
Amortization expense for acquired intangible assets	122	122	272
Reorganization of businesses, contract settlement, and other	91	82	(139)
Impairment of goodwill and intangible assets	-	-	3,368
Merger expenses and other	-	-	1
Operating loss	$(261)	$(345)	$(3,374)

EBITDA excluding the effects of purchase accounting and other items	$119	$38	$322
Reorganization of businesses, contract settlement, and other	91	82	(139)
Gain on extinguishment of long-term debt	(4)	(21)	-
Impairment of goodwill and intangible assets	-	-	3,368
Fair value adjustment on interest rate swaps	4	1	-
Merger expenses and other	-	-	1
EBITDA	$28	$(24)	$(2,908)
Depreciation	162	168	183
Amortization*	135	136	287
Interest expense, net	130	131	169
Income tax expense (benefit)	11	25	(66)
Net loss	$(410)	$(484)	$(3,481)

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

Note 1:  Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP).  Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	October 2,	July 3,	September 26,
	2009	2009	2008

Microcontroller (a)	$291	$238	$408
Cellular (b)	122	138	344
Networking and Multimedia (c)	234	216	307
RF, Analog and Sensors (d)	208	201	261
Other (e)	38	31	89
	$893	$824	$1,409

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Twelve months ended October 2, 2009

Net loss	$(3,167)
Interest expense, net	611
Income tax benefit	(256)
Depreciation and amortization*	1,331
EBITDA	$(1,481)
Non-cash stock-based employee compensation (1)	46
Other non-cash charges (2)	3,684
Non-recurring/one-time items (3)	(2,066)
Cost savings (4)	200
Other defined terms (5)	62
Adjusted EBITDA	$445

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of FASB ASC 718, Compensation--Stock Compensation.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, impairments of intangible assets and other non-cash items.

(3) Reflects non-cash gain on debt extinguishment, one-time Merger expenses, and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2:  Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility. We believe that the presentation of Adjusted EBITDA for the twelve months ended October 2, 2009 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	October 2,	July 3,	September 26,
	2009	2009	2008

ASSETS
Cash and cash equivalents	$1,334	$1,292	$702
Short-term investments	-	20	599
Accounts receivable, net	388	374	688
Inventory	625	660	718
Other current assets	385	362	500
Total current assets	2,732	2,708	3,207

Property, plant and equipment, net	1,443	1,589	2,135
Goodwill	-	-	2,715
Intangible assets, net	900	1,023	2,365
Other assets, net	303	354	643
Total assets	$5,378	$5,674	$11,065

LIABILITIES AND STOCKHOLDER'S DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$117	$115	$93
Accounts payable	263	235	439
Accrued liabilities and other	531	464	720
Total current liabilities	911	814	1,252

Long-term debt	7,478	7,491	9,269
Deferred tax liabilities	385	383	830
Other liabilities	386	367	369

Stockholder's deficit	(3,782)	(3,381)	(655)
Total liabilities and stockholder's deficit	$5,378	$5,674	$11,065

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended
(in millions)	October 2,	July 3,	September 26,
	2009	2009	2008

Cash flows from operations	$77	$(68)	$165

Cash flows from investing activities	(5)	446	49

Cash flows from financing activities	(36)	(38)	(12)

Effect of exchange rate change on cash and cash equivalents	6	13	(2)

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com